PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Russell Castronovo Director of Global Communications (831) 458-7598

Plantronics Announces Fourth Quarter and Fiscal Year 2011 Results
Record Fiscal Year Earnings Per Share and Cash Flow from Operations; 7,000,000 Share Repurchase Program Authorized

SANTA CRUZ, CA - May 3, 2011 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter fiscal year 2011 net revenues of $173.1 million, a 7% increase compared with net revenues of $162.3 million in the fourth quarter of fiscal year 2010.  Net revenues were above the guidance range of $167 million - $172 million provided on February 1, 2011. Plantronics' GAAP diluted earnings per share from continuing operations was $0.55 in the fourth quarter of fiscal year 2011 compared with $0.49 in the same quarter of the prior year.  Non-GAAP diluted earnings per share from continuing operations for the fourth quarter of fiscal year 2011 increased 15% to $0.61 from $0.53 in the same quarter of the prior year. The difference between GAAP and non-GAAP earnings per share from continuing operations for the fourth quarter of fiscal year 2011 includes stock-based compensation charges, purchase accounting amortization, including accelerated amortization due to the abandonment of an intangible asset, all net of associated tax impact, and a tax benefit from expiration of certain statutes of limitations.

Net revenues for fiscal year 2011 increased 11% to $683.6 million compared with $613.8 million for fiscal year 2010. Plantronics' GAAP diluted earnings per share from continuing operations increased by 44% to $2.23 for fiscal year 2011 compared with $1.55 in fiscal year 2010.  Non-GAAP diluted earnings per share from continuing operations for fiscal year 2011 increased by 32% to $2.44 compared with $1.85 in fiscal year 2010.

“Our financial performance in fiscal year 2011 was excellent. Highlights include record annual earnings per share and record generation of cash flow from operations, while we achieved gross and operating margins above our long-term objective,” stated Ken Kannappan, President & CEO.  “As we celebrate our 50th anniversary this year, we believe that our best long-term revenue and profit opportunities are in front of us and that we are well positioned for them.”

“We generated approximately $72 million in cash flow from operations in the fourth quarter and approximately $158 million for the fiscal year. We finished the year with a very strong financial position with $430 million in cash, cash equivalents and short-term investments. We also had $39.3 million in long-term investments at the end of the fiscal year,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Improved economic conditions and the trend toward Unified Communications (“UC”) drove an 18% increase in net revenues of Office and Contact Center (“OCC”) products in the fourth quarter of fiscal 2011 compared to the same period in the prior year. OCC net revenues were $132.0 million in the fourth quarter of fiscal 2011 compared with $111.9 million in the fourth quarter of fiscal year 2010. Sales of UC products were $16.6 million for the fourth quarter of fiscal year 2011 compared with $13.5 million in the third quarter of fiscal year 2011.

Mobile net revenues were $28.1 million in the fourth quarter of fiscal year 2011, a decrease of 22% from $35.8 million in the fourth quarter of fiscal year 2010, due primarily to weak category spending.

GAAP operating income in the fourth quarter of fiscal year 2011 was $34.3 million, resulting in an operating margin of 19.8%, inclusive of a $5.1 million gain related to an agreement to dismiss litigation involving the alleged theft of our trade secrets by a competitor in exchange for a full release and settlement of the claims. This compares to GAAP operating income of $31.7 million and an operating margin of 19.5% in the same quarter of the prior year. Non-GAAP operating income in the fourth quarter of fiscal year 2011 was $39.9 million which resulted in a non-GAAP operating margin of 23.0% compared to previously provided guidance of $40 million to $42 million. In the prior year quarter, non-GAAP operating income was $35.8 million with a non-

GAAP operating margin of 22.1%.

Plantronics completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, effective as of December 1, 2009.  All results of operations related to AEG (including the loss on the sale) were classified as discontinued operations for all periods presented.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

Plantronics' business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations for the first quarter of fiscal year 2012:

•	Net revenues of $168 million - $173 million;

•	Non-GAAP operating income of $34.0 million to $37.0 million;

•	Assuming 49 million diluted average weighted shares outstanding:

•	Non-GAAP diluted earnings per share of $0.52 - $0.56;

•	EPS cost of stock-based compensation to be approximately $0.06; and

•	GAAP diluted earnings per share of $0.46 to $0.50.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets. Plantronics will not comment on these targets to analysts or investors except by its press release announcing its first quarter fiscal year 2012 results or by other public disclosure. Any other statements speculating on the progress of the first quarter fiscal year 2012 will not be based on internal information and should be assessed accordingly by investors.

“We are also updating our target business model,” said Barbara Scherer. “For a number of years, we have believed that the right target business model for us was an 18%-20% operating margin. We came out of the economic recession with a lean cost structure and have experienced a rebound of demand for our products as a result of stronger economic conditions as well as the strength of our portfolio and our total value proposition. We exceeded the 20% target in fiscal year 2011 even while investing significantly in UC opportunities, and our financial plan for fiscal year 2012 calls for a similar operating margin while continuing to invest for growth. We have updated our market and financial models and have concluded that a more appropriate target is a 20%-23% operating margin.” Please see our new Investor Relations Presentation available on our corporate website www.plantronics.com/ir.

Plantronics today announced in a separate press release that its Board of Directors has authorized a 7,000,000 share repurchase program.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend will be payable on June 10, 2011 to stockholders of record at the close of business on May 20, 2011.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss fourth quarter fiscal year 2011 results. The conference call will take place today, May 3, 2011 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #52161408 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available on the Plantronics website for 30 days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, the release of tax reserves due to the expiration of certain statutes of limitations, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets from non-GAAP income from continuing operations, non-GAAP earnings per diluted share from continuing operations, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate on continuing operations.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered by management as part of Plantronics' target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods, but non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our best long-term revenue and profit opportunities are in front of us and that we are well positioned for them (ii) our estimates of GAAP and non-GAAP financial results for the first quarter of fiscal 2012, including revenue, operating income and earnings per share; (iii) our estimated stock-based compensation expense for the first quarter of fiscal 2012; (iv) our estimate of the diluted weighted average shares outstanding in the first quarter of fiscal 2012, (v) trends and our predictions regarding ordering patterns for the first quarter of fiscal 2012, (vi) and our target market and financial model update of our operating margin from 18%-20% to 20%-23%, as well as other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico; and

•	impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results.

For more information concerning these and other possible risks, please refer to Plantronics' Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2010, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Twelve Months ended March 31, 2011 and March 31, 2010

•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis for Continuing Operations

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, and Clarity are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

Net revenues	$173,077	$162,282	$683,602	$613,837
Cost of revenues	82,536	74,516	321,846	312,767
Gross profit	90,541	87,766	361,756	301,070
Gross profit %	52.3%	54.1%	52.9%	49.0%

Research, development and engineering	16,703	15,793	63,183	57,784
Selling, general and administrative	44,642	40,185	163,389	143,784
Restructuring and other related charges	—	100	(428)	1,867
Gain from litigation settlement	(5,100)	—	(5,100)	—
Total operating expenses	56,245	56,078	221,044	203,435
Operating income	34,296	31,688	140,712	97,635
Operating income %	19.8%	19.5%	20.6%	15.9%

Interest and other income (expense), net	503	(548)	1,118	3,105
Income from continuing operations before income taxes	34,799	31,140	141,830	100,740
Income tax expense from continuing operations	7,616	6,725	31,720	24,287
Income from continuing operations, net of tax	27,183	24,415	110,110	76,453
Discontinued operations:
Loss from operations of discontinued AEG segment (including loss on sale of AEG)	—	(176)	—	(30,468)
Income tax benefit on discontinued operations	—	15	—	(11,393)
Loss on discontinued operations	—	(191)	—	(19,075)
Net income	$27,183	$24,224	$110,110	$57,378

% of net revenues	15.7%	14.9%	16.1%	9.3%

Earnings (loss) per common share:
Basic

Continuing operations	$0.57	$0.51	$2.31	$1.58
Discontinued operations	$—	$—	$—	$(0.39)
Net income	$0.57	$0.50	$2.31	$1.18

Diluted
Continuing operations	$0.55	$0.49	$2.23	$1.55
Discontinued operations	$—	$—	$—	$(0.39)
Net income	$0.55	$0.49	$2.23	$1.16

Shares used in computing earnings (loss) per common share:
Basic	47,989	48,146	47,713	48,504
Diluted	49,464	49,562	49,344	49,331

Tax rate from continuing operations	21.9%	21.6%	22.4%	24.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2011	2010
ASSETS
Cash and cash equivalents	$284,375	$349,961
Short-term investments	145,581	19,231
Total cash, cash equivalents, and short-term investments	429,956	369,192
Accounts receivable, net	103,289	88,328
Inventory, net	56,473	70,518
Deferred income taxes	11,349	10,911
Other current assets	15,781	21,782
Assets held for sale	—	8,861
Total current assets	616,848	569,592
Long-term investments	39,332	—
Property, plant and equipment, net	70,622	65,700
Intangibles, net	856	3,449
Goodwill	14,005	14,005
Other assets	2,112	2,605
Total assets	$743,775	$655,351
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$33,995	$23,779
Accrued liabilities	57,854	45,837
Total current liabilities	91,849	69,616
Deferred tax liability	3,526	551
Long-term income taxes payable	11,524	12,926
Other long-term liabilities	1,143	924
Total liabilities	108,042	84,017
Stockholders' equity	635,733	571,334
Total liabilities and stockholders' equity	$743,775	$655,351

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Twelve Months Ended
	March 31, 2011				March 31, 2011
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$173,077	$—		$173,077	$683,602	$—		$683,602
Cost of revenues	82,536	(2,142)	(1)	80,394	321,846	(4,459)	(1)	317,387
Gross profit	90,541	2,142		92,683	361,756	4,459		366,215
Gross profit %	52.3%			53.6%	52.9%			53.6%

Research, development and engineering	16,703	(903)	(2)	15,800	63,183	(3,841)	(2)	59,342
Selling, general and administrative	44,642	(2,547)	(2)	42,095	163,389	(10,226)	(2)	153,163
Restructuring and other related charges	—	—		—	(428)	428	(3)	—
Gain from litigation settlement	(5,100)	—		(5,100)	(5,100)	—		(5,100)
Total operating expenses	56,245	(3,450)		52,795	221,044	(13,639)		207,405
Operating income	34,296	5,592		39,888	140,712	18,098		158,810
Operating income %	19.8%			23.0%	20.6%			23.2%

Interest and other income (expense), net	503	—		503	1,118	—		1,118
Income from continuing operations before income taxes	34,799	5,592		40,391	141,830	18,098		159,928
Income tax expense from continuing operations	7,616	2,372	(4)	9,988	31,720	7,982	(5)	39,702
Income from continuing operations, net of tax	$27,183	$3,220		$30,403	$110,110	$10,116		$120,226

% of net revenues	15.7%			17.6%	16.1%			17.6%

Diluted earnings per common share from continuing operations	$0.55			$0.61	$2.23			$2.44
Shares used in diluted per share calculations	49,464			49,464	49,344			49,344

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization, including $1,400 in accelerated amortization related to the abandonment of an intangible asset.

(2)	Excluded amount represents stock-based compensation and purchase accounting amortization.

(3)	Excluded amount represents restructuring and other related charges.

(4)	Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and $490 related to a tax benefit from expiration of certain statutes of limitations.

(5)
Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges and $2,092 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model.  We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Twelve Months Ended
	March 31, 2010				March 31, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$162,282	$—		$162,282	$613,837	$—		$613,837
Cost of revenues	74,516	(745)	(1)	73,771	312,767	(7,947)	(2)	304,820
Gross profit	87,766	745		88,511	301,070	7,947		309,017
Gross profit %	54.1%			54.5%	49.0%			50.3%

Research, development and engineering	15,793	(951)	(1)	14,842	57,784	(3,404)	(1)	54,380
Selling, general and administrative	40,185	(2,364)	(1)	37,821	143,784	(8,799)	(1)	134,985
Restructuring and other related charges	100	(100)	(3)	—	1,867	(1,867)	(3)	—
Total operating expenses	56,078	(3,415)		52,663	203,435	(14,070)		189,365
Operating income	31,688	4,160		35,848	97,635	22,017		119,652
Operating income %	19.5%			22.1%	15.9%			19.5%

Interest and other income (expense), net	(548)	—		(548)	3,105	—		3,105
Income from continuing operations before income taxes	31,140	4,160		35,300	100,740	22,017		122,757
Income tax expense from continuing operations	6,725	2,404	(4)	9,129	24,287	7,230	(5)	31,517
Income from continuing operations, net of tax	$24,415	$1,756		$26,171	$76,453	$14,787		$91,240

% of net revenues	15.0%			16.1%	12.5%			14.9%

Diluted earnings per common share from continuing operations	$0.49			$0.53	$1.55			$1.85
Shares used in diluted per share calculations	49,562			49,562	49,331			49,331

(1)	Excluded amount represents stock-based compensation and purchase accounting amortization.

(2)	Excluded amount represents stock-based compensation, purchase accounting amortization and $5,205 of accelerated depreciation on assets related to restructuring activity.

(3)	Excluded amount represents restructuring and other related charges.

(4)	Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $1,061 related to a tax benefit from expiration of certain statutes of limitations.

(5)
Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges and $2,217 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, impairment of goodwill and long-lived assets, and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP on Income From Continuing Operations
($ in thousands, except per share data)

	Q110	Q210	Q310	Q410	Q111	Q211	Q311	Q411
Net revenues	$141,162	$144,458	$165,935	$162,282	$170,685	$158,255	$181,585	$173,077
Cost of revenues	72,036	74,145	84,868	73,771	80,484	71,519	84,990	80,394
Gross profit	69,126	70,313	81,067	88,511	90,201	86,736	96,595	92,683
Gross profit %	49.0%	48.7%	48.9%	54.5%	52.8%	54.8%	53.2%	53.6%

Research, development and engineering	12,850	12,733	13,955	14,842	13,923	14,213	15,406	15,800
Selling, general and administrative	31,058	30,823	35,283	37,821	36,273	34,191	40,604	42,095
Gain from litigation settlement	—	—	—	—	—	—	—	(5,100)
Operating expenses	43,908	43,556	49,238	52,663	50,196	48,404	56,010	52,795
Operating income	25,218	26,757	31,829	35,848	40,005	38,332	40,585	39,888
Operating income %	17.9%	18.5%	19.2%	22.1%	23.4%	24.2%	22.4%	23.0%

Income from continuing operations before income taxes	26,565	27,641	33,251	35,300	39,623	39,349	40,565	40,391
Income tax expense from continuing operations	7,172	6,939	8,277	9,129	10,711	11,020	7,983	9,988
Income tax expense as a percent of income from continuing operations before taxes	27.0%	25.1%	24.9%	25.9%	27.0%	28.0%	19.7%	24.7%

Income from continuing operations, net of tax	$19,393	$20,702	$24,974	$26,171	$28,912	$28,329	$32,582	$30,403

Diluted EPS - continuing operations	$0.40	$0.42	$0.50	$0.53	$0.58	$0.58	$0.66	$0.61
Diluted shares outstanding	48,665	49,567	49,625	49,562	49,714	48,524	49,431	49,464

Net revenues from unaffiliated customers:
Office and Contact Center	$95,923	$93,503	$103,096	$111,875	$117,580	$117,951	$122,949	$131,992
Mobile	32,310	34,665	46,951	35,830	38,657	27,581	43,208	28,084
Gaming and Computer Audio	8,810	9,015	11,072	10,363	9,325	8,179	10,544	8,688
Clarity	4,119	7,275	4,816	4,214	5,123	4,544	4,884	4,313
Total net revenues	$141,162	$144,458	$165,935	$162,282	$170,685	$158,255	$181,585	$173,077

Net revenues by geographic area from unaffiliated customers:
Domestic	$88,789	$93,370	$99,157	$96,803	$103,992	$96,100	$104,299	$95,901
International	52,373	51,088	66,778	65,479	66,693	62,155	77,286	77,176
Total net revenues	$141,162	$144,458	$165,935	$162,282	$170,685	$158,255	$181,585	$173,077

Balance Sheet accounts and metrics:
Accounts receivable, net [1]	$88,350	$103,003	$113,291	$88,328	$96,850	$94,989	$111,514	$103,289
Days sales outstanding (DSO) [1]	56	64	61	49	51	54	55	54
Inventory, net [2]	$90,258	$78,026	$70,914	$70,518	$78,224	$69,845	$64,032	$56,473
Inventory turns [2]	3.2	3.8	4.8	4.2	4.1	4.1	5.3	5.7

[1]
Accounts receivable, net is presented on a consolidated basis including discontinued operations as Plantronics does not maintain balance by segment; DSO is calculated on revenues from continuing operations and consolidated Accounts receivable.

[2]	Inventory, net and inventory turns reflect amounts in continuing operations only.